EXHIBIT 10.54


                                   TERM SHEET

This term sheet summarizes the principal terms with respect to a potential transaction between NeoMedia Technologies, Inc. (the "Company") and NextCode Corporation ("Strategic Partner").

This Term Sheet is a statement of the present material intentions of the parties, and except that the parties agree to negotiate in good faith towards conclusion of the transactions referred to below and except as set forth under the headings "Confidential Information" below as to which the parties intend to be legally bound, no legally binding agreement or obligation of any party are covered by this Term Sheet. A binding commitment with respect to the transactions (other than as set forth under the heading "Confidential Information" below) will result only upon the execution of definitive agreement, if any. No oral modifications to this principle shall be valid.

The Company and Strategic Partner are discussing a transaction on the following terms:

Licensed Products:                Strategic Partner and Company have mutual
                                  rights to resell the following licensed
                                  products ("Licensed Products"):

                                           PaperClick Client Software
                                           PaperClick Code Activation
                                           PaperClick Integration Services
                                           NextCode Application Router
                                           NextCode Barcode Decoder
                                           NextCode Code Activation

Nature of Services:               Company and Strategic Partner shall use
                                  commercially reasonable efforts to
                                  aggressively market the Licensed Product within the territory in a manner consistent with good business ethics.

Sales Channels:                   Company and Strategic Partner will act as
                                  mutual non-exclusive channels to solicit orders for each parties Licensed Products from clients in the territory.

Non-Exclusive Territory:          Company and Strategic Partner are authorized
                                  to solicit orders for each others Licensed
                                  Products in the world wide market segment. The territory is non-exclusive.

Independent Sales Efforts:        Company and Strategic Partner shall, at all
                                  times, have the right to sell, lease, license, ship or otherwise distribute its own Licensed
                                  Product(s) to Licensees in the Territory, whether directly or indirectly through other distribution channels.

Co-branded User Interface:        Strategic Partner will utilize a Co-branded
                                  User Interface that when executed by the licensee shall display "Powered by PaperClick" to the user of the software in addition to Strategic Partner's own logos

Product Enhancements:             Company and Strategic Partner will work
                                  jointly to suggest technical modifications that will be used as input to future development of each parties product.

Required Training:                Each party will be trained on the other
                                  party's products within the first 60 days following the agreement.

Commissions and Discount Rates:   Each party will supply commission schedules
                                  and discount rates which are yet to be
                                  determined but to be completed within 30 days of the final agreement.


                                    10.54-1

Term: Unless sooner terminated the term of the agreement shall commence as of the date last executed (the "Effective Date") by a party and shall continue in full force and effect for a period of one (1) year. This term is renewable within the period thirty (30) days prior to thirty (30) days after expiration of the current proposed agreement.

Non-Compete:                      Strategic Partner has described three
                                  scenarios of opportunity relating to data input on a handheld device platform. The first area is where the input data is related to some Internet content. The second area is where the data input on the client is used locally by a native function on the handheld device. The third area is where the handheld device is used as a data collection tool to store successive inputs to be used at a later time, by another system.

                                  Strategic Partner agrees that, during the term of the proposed agreement, the Company's linking platform "PaperClick" is the exclusive Licensed Product and method to be used by Strategic Partner software and system for the purpose of linking to Internet content in any event, in the regions where NeoMedia has patent coverage issued or filed, and that it shall not offer or sell any goods which are competitive with, the same as, or similar in function to the Company's Licensed Products, or develop, promote or advertise any such goods. Company agrees to promote Strategic Partner Licensed Products as a premier created code and reader system, for those codes for which Strategic Partner has readers, to the mobile operator and other market spaces.

Product Warranties:               Company and Strategic Partner each warrants
                                  that the parties respective unmodified
                                  products as delivered to clients, when
                                  properly installed and used, will
                                  substantially achieve the functionality
                                  described in the product documentation.

Property Rights:                  Company and Strategic Partner acknowledge and
                                  agree that each party owns all right, title, and interest in their respective Licensed
                                  Products. Company is the owner of products that link physical objects to the Internet, and Company has the right and authority to grant licenses to use and solicit orders for such products; Strategic Partner possesses barcode symbology and reading software for mobile devices.

Exclusions:                       This agreement does not imply that any rights
                                  are licensed or otherwise transferred from Company to Strategic Partner or other party, in any form without expressed written consent by Company to that effect. Furthermore, this agreement in no way applies to pending litigation pertaining to any of the Virgin(R) companies.

Independent Contractors:          Company and Strategic Partner are independent
                                  contractors.

Confidential Information:         The recipient of any confidential information
                                  shall be used solely for implementing either party's obligations under this agreement.


                                    10.54-2

Strategic Partner:                            Company:

NextCode Corp.                                NeoMedia Technologies, Inc.



------------------------------------          ---------------------------------

Print Name:                                   Print Name:
Title:                                        Title:
Date:                                         Date:



                                    10.54-3